Exhibit 99.1

China Industrial Steel, Inc. Phone +1-646-328-1502

China Industrial Steel, Inc. Secures DTC Eligibility For Its Common Stock

New York, New York – June 29, 2012 – China Industrial Steel, Inc. (“CIS”) today announced that the Company’s common stock (OTC: CDNN) has been granted eligibility status by the Depository Trust Company (DTC).

The Depository Trust Company is a member of the U.S. Federal Reserve System and a registered clearing agency with the Securities and Exchange Commission. It was established to provide a safe and efficient way for buyers and sellers of securities to execute and settle transactions.

Essentially, DTC provides for the centralized custody of securities so that they exist only as electronic files rather than as physical certificates. This process provides banks, brokerage firms and other institutions with an efficient means of moving securities and settling trades electronically.

Liu Shenghong, Chief Executive Officer and Chairman of the Company, stated, "Becoming DTC eligible is a major milestone for the Company and an important step in increasing our exposure in the investment community. Securities that are not DTC eligible are often not accepted for trading at many institutions due to the amount of paperwork and manpower required to place and execute trades, thus making it very difficult for a stock to being traded on a daily basis.”

Mr Liu continued, “We have established an aggressive growth strategy for China Industrial Steel, including the addition of new products and expanded channels of distribution.  Being a publicly traded company in the US marketplace will provide China Industrial Steel with greater access to the capital we seek to implement the continued expansion of our operation.”

For more information on CIS, please visit the Company’s website, www.chinaindustrialsteel.com, or www.sec.gov to view their corporate filings.

About China Industrial Steel, Inc.

China Industrial Steel, Inc., (“CIS” or the “Company”) through its wholly owned subsidiary, Handan Hongri Metallurgy Co., Ltd., produces and sells steel plate and steel bar for domestic and export customers.  The Company currently operates three production lines from its headquarters on approximately 1,000 acres in Handan City in the Hebei Province, China, where steel production is a significant component of the regional economy.

Forward-looking statements:

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and the Company's performance, are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Company contact:
China Industrial Steel, Inc.
Phone: +1-646-328-1502